     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2001
                                                          REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                               HEXCEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
            DELAWARE                                         94-1109521
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification No.)

                          ----------------------------
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
               (Address of Principal Executive Offices) (Zip Code)
                             -----------------------

EMPLOYEE OPTION AGREEMENT BY AND BETWEEN DAVID E. BERGES AND HEXCEL CORPORATION EMPLOYEE OPTION AGREEMENT BY AND BETWEEN DAVID E. BERGES AND HEXCEL CORPORATION RESTRICTED STOCK AGREEMENT BY AND BETWEEN DAVID E. BERGES AND HEXCEL CORPORATION
                            (Full Title of the Plan)

                             -----------------------

                              IRA J. KRAKOWER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 969-0666
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             -----------------------
                         CALCULATION OF REGISTRATION FEE

================= =============== ============== =============== ==============
                                    Proposed        Proposed
    Title of                         Maximum        Maximum        Amount of
 Securities to     Amount to be     Offering       Aggregate     Registration
 be Registered    Registered (1)      Price         Offering          Fee
                                  Per Share(2)      Price(2)
----------------- --------------- -------------- --------------- --------------
Common Stock,        915,000          $8.42        $7,704,300       $1,927
par value $0.01
per share
================= =============== ============== =============== ==============

(1) This registration statement (this "Registration Statement") covers shares of Common Stock of Hexcel Corporation (the "Registrant") which may be offered or sold from time to time pursuant to two Employee Stock Option Agreements, and one Restricted Stock Agreement, each of which is dated July 30, 2001 and entered into between Hexcel Corporation and David E. Berges (such three agreements to be referred to collectively as the "Agreements"). Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Agreements.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on August 16, 2001, which is within five business days prior to filing.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

      (1) The Registrant's Prospectus dated August 10, 2001, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-66582).

      (2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001.

      (3) The Registrant's Current Reports on Form 8-K dated January 19, 2001, April 19, 2001, April 30, 2001, May 8, 2001, June 15, 2001 and July
            27, 2001.

      (4) The Registrant's Proxy Statement, dated April 2, 2001 relating the Registrant's Annual Meeting of Shareholders held on May 10, 2001.

      (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated July 9, 1996 relating to the Common Stock, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Registrant, the Strategic Alliance Agreement dated as of September 29, 1995 (as amended), among Ciba-Geigy Limited, Ciba-Geigy Corporation and the Registrant (the "Strategic Alliance Agreement"), as such provisions relate to the indemnification of the directors and officers of the Registrant, the Hexcel Corporation Incentive Stock Plan, as amended and restated December 19, 2000, the Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000 and further amended on February 3, 2001 (together, the "Incentive Stock Plans"), and the Agreements. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the GCL, the Certificate of Incorporation of the Registrant, the Strategic Alliance Agreement, the Incentive Stock Plans and the Agreements, which are incorporated herein by reference.

            Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity at another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify against the expenses that such officer or director actually and reasonably incurred.

            Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

            The Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, to the full extent permitted by the GCL. The Registrant's Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the GCL; provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Registrant.

            The Strategic Alliance Agreement provides that the Registrant's Certificate of Incorporation and By-laws will continue to contain the provisions with respect to indemnification of directors and officers as of the date of the Strategic Alliance Agreement, which provisions will not be amended, repealed or otherwise modified, for a period of six years following the Closing contemplated by the Strategic Alliance Agreement (the "Closing") in any manner that would adversely affect the rights of individuals who at any time prior to the Closing were directors or officers of the Registrant in respect of actions or omissions occurring at or prior to the Closing, except for such modifications as are required by applicable law. In addition, the Strategic Alliance Agreement generally requires the Registrant to indemnify its officers and directors as of the date of the Strategic Alliance Agreement against all losses (including reasonable fees and expenses of counsel) arising out of any claim based in whole or in part on the fact that such person was a director or officer of the Registrant at or prior to the Closing.

            The Registrant maintains, at its expense, an insurance policy that insures the directors and officers of the Registrant, subject to certain exclusions and deductions, against certain liabilities that they may incur in their capacity as such. The Strategic Alliance Agreement provides that for six years after the Closing, the Registrant is generally required to provide directors' and officers' liability insurance for its officers and directors similar to that provided as of the date of the Strategic Alliance Agreement.

            Pursuant to the Incentive Stock Plans and the Agreements, no member of the Compensation Committee of the Board of Directors of the Registrant, or such other committee or committees of the Board of Directors as may be designated by the Board of Directors from time to time to administer the Incentive Stock Plans or the transactions under the Agreements, shall be liable for any action or determination made in good faith, and the members of such committee or committees shall be entitled to indemnification in the manner provided in the Registrant's Certificate of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

            4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9,
                  1996).

            4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

            4.3 Employee Option Agreement dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(a) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

            4.4 Employee Option Agreement (performance-based option) dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(b) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

            4.5 Restricted Stock Agreement dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(c) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

            4.6 Letter Agreement dated as of August 1, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(e) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2,
                  2001).

            4.7 Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 (incorporated herein by reference to Exhibit 10.3(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

            4.8 Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 (incorporated herein by reference to Exhibit 10.4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

            5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

            23.1  Consent of PricewaterhouseCoopers LLP.

            23.2  Consent of Ira J. Krakower (included in Exhibit 5.1).

            24.1 Power of Attorney (included on the signature page of this Registration Statement).

            99.1 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).

ITEM 9. UNDERTAKINGS.

        (a)  The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 20th day of August, 2001.


                                    HEXCEL CORPORATION



                                    By:   /s/ Ira J. Krakower
                                          ------------------------------------
                                          Ira J. Krakower
                                          Senior Vice President, General Counsel
                                          and Secretary


            KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


Signature                                   Title                                       Date
---------                                   -----                                       ----


/s/ David E. Berges                         Chairman of the Board; Chief                August 20, 2001
-----------------------------               Executive Officer; Director
David E. Berges


/s/ Harold E. Kinne                         President; Chief Operating Officer;         August 20, 2001
-----------------------------               Director
Harold E. Kinne


/s/ Stephen C. Forsyth                      Executive Vice President; Chief             August 20, 2001
-----------------------------               Financial Officer
Stephen C. Forsyth


/s/ William J. Fazio                        Controller; Principal Accounting            August 20, 2001
-----------------------------               Officer
William J. Fazio


/s/ H. Arthur Bellows, Jr.                  Director                                    August 20, 2001
-----------------------------
H. Arthur Bellows, Jr.


/s/ Robert S. Evans                         Director                                    August 20, 2001
-----------------------------
Robert S. Evans


/s/ James J. Gaffney                        Director                                    August 20, 2001
-----------------------------
James J. Gaffney


/s/ Marshall S. Geller                      Director                                    August 13, 2001
-----------------------------
Marshall S. Geller


/s/ Lewis Rubin                             Director                                    August 20, 2001
-----------------------------
Lewis Rubin


/s/ Martin Solomon                          Director                                    August 20, 2001
-----------------------------
Martin Solomon

                                  EXHIBIT INDEX

Exhibit
-------

4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996).

4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2,
      2001).

4.3 Employee Option Agreement dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(a) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

4.4 Employee Option Agreement (performance-based option) dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(b) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

4.5 Restricted Stock Agreement dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(c) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

4.6 Letter Agreement dated as of August 1, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(e) to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

4.7 Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 (incorporated herein by reference to Exhibit 10.3(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.8 Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 (incorporated herein by reference to Exhibit 10.4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

23.1  Consent of PricewaterhouseCoopers LLP.

23.2  Consent of Ira J. Krakower (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).